UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                 OF THE  SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary Information Statement     [ ] Confidential, For Use Of
Commission Only                               The Commission Only as
                                              Permitted by Rule 14c-5
                                              (d) (2))
[X] Definitive Information Statement


                     MLM WORLD NEWS TODAY, INC.
               --------------------------------------
           (Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of
transaction, computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee previously paid with preliminary materials

Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule



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     0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.

     (1)  Amount previously paid:

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     (2)  Form, schedule, or registration statement number:

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     (3)  Filing party:

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     (4)  Date filed:

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     NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

        On June 28, 2002 MLM World News Today, Inc.'s (the "Company") the Board of Directors took action to recapitalize the Company. By this action, the Company will effect a one hundred (100) to one (1) reverse split of its issued common stock and amend its Articles of Incorporation to increase the authorized capitalization of the Company, subject to shareholder approval. The increase is from 100,000,000 shares to 225,000,000 shares, of which one two hundred million (200,000,000) shares are designated Common Stock, par value $.001 per share, and twenty-five million (25,000,000) shares are designated Blank Check Stock, par value $.001 per share. Thereafter, a majority of the shareholders, representing over 50% of the outstanding shares, consented in writing to the reverse and the amendment. The approval by the shareholders will not become effective until twenty (20) days from the date of mailing of this Information Statement.

       Your consent to the amendment is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to
Section 78.320 of the Nevada General Corporation Law and pursuant to the Securities Act of 1934 of the approval by written consent of a majority of the shareholders of the Company.

       WE  ARE  NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
NOT  TO  SEND  US  A  PROXY. THE ATTACHED  MATERIAL  IS  FOR
INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF
DIRECTORS

/s/ Paul A. Harbison
-------------------------------------
Paul Harbison, Chief Executive Officer and
Chairman of the Board of Directors



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              DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

INTRODUCTION

      This Information Statement (this "Statement") is being furnished to the stockholders of MLM World News Today, Inc., a Nevada corporation (the "Company"), in connection with the Company effecting a one hundred to one reverse split of its common stock (the "Reverse"); and the adoption of a Certificate of Amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"), par value $0.001 per share. The Company's Board of Directors on June 28, 2002, approved and recommended by unanimous written consent effecting the Reverse and increasing the Company's authorized capital stock from one hundred million (100,000,000) shares of capital stock, all of which were designated as Common Stock, to two hundred twenty-five million (225,000,000) shares of capital stock consisting of two hundred million (200,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of Blank Check Stock (the "Preferred Stock"), par value $0.001 per share.

     The proposed amendment to the Articles of Incorporation was filed with the Secretary of State of the State of Nevada but, under federal securities laws, the Amendment will not be effective until at least 20 days after the mailing of this Information Statement. The Company anticipates that the effective date for the Amendment to be on or about July 28, 2002 (the "Effective Date").

VOTE REQUIRED

      If the proposed Amendment and the Reverse were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment and the Reverse. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada General Corporation Law (the "Nevada Law"), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation and approve the Reverse. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment and the Reverse as early as possible in order to accomplish the purposes of the Company as hereafter described, the Company's Board of Directors voted to use the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors recommended the Amendment and the Reverse in an effort to raise additional capital.



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      The record date for purposes of determining the number
of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on June 28, 2002 (the "Record Date"). As of the Record Date, the Company had outstanding 39,918,207 shares of Common Stock. Holders of the shares have no preemptive
rights.   All   outstanding  shares  are  fully   paid   and
nonassessable.

     The transfer agent for the Common Stock is Pacific
Stock Transfer, Las Vegas, NV.

AMENDMENT OF ARTICLES OF INCORPORATION

      On June 28, 2002, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to increase the number of shares which the Company is authorized to issue from one hundred million (100,000,000) to two hundred twenty-five million (225,000,000) shares, of which two hundred million (200,000,000) shares are designated as Common Stock, par value $.001 per share, and twenty-five million (25,000,000) shares are designated Blank Check Stock, par value $.001 per share. Presently, the Company's Articles of Incorporation provides that the total number of shares that the Company has authority to issue is one hundred million (100,000,000) shares of capital stock, all of which are designated as Common Stock, par value $.001 per share.

     On June 28, 2002, the Amendment was approved by written consent of holders of a majority of the Company's Common
Stock.

     The Amendment will be effectuated by amending ARTICLE 4 of the Company's Articles of Incorporation to read as follows:

        The aggregate number of shares that the Corporation shall have authority to issue shall consist of Two Hundred Million (200,000,000) shares of Common Stock having a $.001 par value ("Common Stock") and Twenty-Five Million (25,000,000) shares of Blank Check Stock having a $.001 par value ("Blank Check Stock"). The Common and/or Blank Check Stock may be issued from time to time without approval by the stockholders. The Common and/or Blank Check Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Blank Check Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

      The Amendment will be filed with the Nevada Secretary of State, and is anticipated to be effective 21 days after this Information Statement has been distributed to the Company's stockholders.



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The  Board  of  Directors of the Company believes  that  the
Amendment is advisable and in the best interests of the Company and its stockholders in order to attract and obtain additional sources of capital in the future from one or more equity or debt financings.

THE REVERSE

      On June 28, 2002, the Board of Directors approved, subject to stockholder approval, a recapitalization the Company's capital structure, whereby all of the Company's issued common stock will be subject to a one hundred (100) to one (1) reverse. The Reverse shall be effective upon the Company's shareholders' receipt of this Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of 28, 2002 by (1) each of our directors, (2) each of our executive officers, (3) each person who is known by us to own beneficially more than 5% of the Common Stock and
(4) all directors and officers as a group.

Name and Address
Number of Shares and  Percentage

Paul A. Harbison
6755 Mira Mesa #123324
San Diego, CA  922121
10,402,000
26.058%

James C. Frans
3633 Camino Del Rio South, #107
San Diego, CA  92108
10,422,000
26.108%

Robert Schultz
2056 Pinion String
Henderson, NV  89014
1,005,000
2.517%



EFFECT OF THE AMENDMENT

     After the Amendment becomes effective, the Company will have authorized two hundred and twenty-five million (225,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of Blank Check Stock. This change does not affect the relative rights or privileges of the holders of the currently outstanding Common Stock, and the newly authorized shares of Common Stock will have the same rights as the presently authorized shares of Common Stock.



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      There  can  be  no assurances, nor can  the  Board  of
Directors of the Company predict, what effect, if any, the increase in authorized Common Stock will have on the market price of the Company's Common Stock.



EFFECT OF THE REVESE

       After the Reverse is effective, all of the Company's Common Stock will be reversed one hundred (100) to one (1). This means that for every one hundred (100) shares held by a shareholder prior to the reverse will equal one (1) share subsequent to the reverse

REASON FOR THE AMENDMENT AND THE REVERSE

       In unanimously recommending the Amendment and the Reverse, the Board of Directors was principally influenced by the Company's need to have available sufficient additional authorized capital stock to give the Company the ability to raise the substantial additional capital it then required, and from time to time likely will continue to require, to maintain its operations and implement its business plan.

NO DISSENTER'S RIGHTS.

      Under  Nevada  law, stockholders are not  entitled  to
dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Articles of Incorporation to restructure the capitalization of the Company or in any matter relating to the Company's alteration of its capital structure.


           BY ORDER OF THE
           BOARD OF DIRECTORS

           /s/ Paul A. Harbison
           ------------------------------
           Paul A. Harbison, Chief
           Executive Officer and
           Chairman of the Board






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